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                                                                    EXHIBIT 1(B)

                             ARTICLES SUPPLEMENTARY

                                       OF

                           PACIFIC HORIZON FUNDS, INC.

                 PACIFIC HORIZON FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified Two Billion (2,000,000,000) of the Six Billion (6,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share) as Class A Common Stock and One Billion (1,000,000,000) of said shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share) as Class B Common Stock, pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on January 7, 1986.

                          RESOLVED, that pursuant to Article VI of the Articles
                 of Restatement of the Corporation, Two Billion (2,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share and of the aggregate par value of Two Million Dollars ($2,000,000)) be, and hereby are, classified and designated as Class A Common Stock, with all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class A Common Stock;

                          FURTHER RESOLVED, that pursuant to Article VI of the
                 Articles of Restatement of the Corporation, One Billion (1,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000)) be, and hereby are, classified and designated as Class B Common Stock, with all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class B Common Stock.
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                 SECOND: The shares of Class A Common Stock and Class B Common
Stock of the Corporation classified pursuant to the resolutions set forth in Article FIRST of these Articles Supplementary have been classified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.

                 IN WITNESS WHEREOF, PACIFIC HORIZON FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 9th day of January, 1986.

                                           PACIFIC HORIZON FUNDS, INC.


[SEAL]                                     By: /s/ Thomas M. Collins
                                               -----------------------
                                               Thomas M. Collins
                                               President

Attest:

/s/ W. Bruce McConnell, III
---------------------------
W. Bruce McConnel, III
Secretary
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                                  CERTIFICATE

                 THE UNDERSIGNED, President of PACIFIC HORIZON FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.

                                          /s/ Thomas M. Collins
                                          ---------------------
                                          Thomas M. Collins
                                          President

Dated:  January 9, 1986